Eastern Virginia Bankshares, Inc. Announces Plans to Relocate its Corporate Headquarters to 10900 Nuckols Road, Glen Allen, VA 23060

TAPPAHANNOCK, Va., June 15, 2016 /PRNewswire/ -- Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS) (the "Company"), the one bank holding company of EVB (the "Bank"), announced today that it will be relocating its Corporate Headquarters to 10900 Nuckols Road, Glen Allen, VA in early fall 2016.

"Our new corporate headquarters, located in the Innsbrook business park, will allow us to integrate corporate departments from other locations throughout our footprint" said Joe A. Shearin, President and Chief Executive Officer. "Currently, key members of our Executive Leadership Team, as well as other corporate departments, are remotely located in various locations. This relocation will allow us to integrate key corporate departments in one location which we believe will increase collaboration and productivity, while gaining operating efficiencies throughout the Company. Our new headquarters will also provide us the space and flexibility needed to continue to grow and reach new customers."

The main office of the Company's bank subsidiary, EVB, will remain in Tappahannock, Virginia and continue the Bank's heritage that began in 1910 of serving the Northern Neck and Middle Peninsula markets. Our customers will continue to be served by EVB's local branches and relationship managers that they know and trust.

Eastern Virginia Bankshares, Inc. is a one bank holding company with total assets of $1.3 billion at March 31, 2016. Through its wholly-owned bank subsidiary, EVB, the Company operates twenty-four full service branches, two drive-in facilities and one loan production office located in the following cities and counties in eastern Virginia: Chesterfield, Colonial Heights, Essex, Gloucester, Hampton, Hanover, Henrico, King William, Lancaster, Middlesex, Newport News, New Kent, Northumberland, Southampton, Surry, Sussex and Williamsburg. EVB's range of financial services includes traditional banking services along with investments, mortgages, and insurance.

EVB traces its history to the combination of its three predecessor banks in 2006 – Southside Bank and Bank of Northumberland, Inc., both established in 1910, and Hanover Bank, established in 2000. Today, EVB is a community bank targeting small to medium-sized businesses and consumers. EVB is a state leader in SBA lending and is the only bank in the Commonwealth of Virginia offering a fully integrated program called P.O.W.E.R. that focuses on women entrepreneurs and women in business.

For more information about EVB, please visit www.bankevb.com. The Company's stock trades on the NASDAQ Global Select Market under the symbol EVBS. Member FDIC. Equal Housing Lender.

Forward-Looking Statements

Certain statements contained in this release that are not historical facts, including the anticipated impacts of the headquarters relocation, may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company's future filings with the Securities Exchange Commission ("SEC"), press releases, and oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements. Words such as "believes," "anticipates," "expects," "intends," "targets," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those discussed in or implied by such statements. Factors that could cause actual results to differ from those discussed in or implied by the forward-looking statements include, but are not limited to, (i) changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services that impact the financial condition or results of operations of the Company; (ii) other circumstances that may be out of the control of the Company; and (iii) other risk factors disclosed in the Company's filings with the SEC.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this release. The Company does not undertake any obligation to update any forward-looking statement that may be made from time to time by it or on its behalf.

Contact: Adam Sothen
Chief Financial Officer
Voice: (804) 443-8404
Fax: (804) 445-1047